Exhibit 99.2

                    Ibis Technology Receives Implanter Order;

                SUMCO Orders Second Ibis i2000 Oxygen Implanter

    DANVERS, Mass.--(BUSINESS WIRE)--Oct. 26, 2005--Ibis Technology Corporation (Nasdaq NM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced the receipt of an order for an Ibis i2000 oxygen implanter from SUMCO, a leading manufacturer of silicon wafers. In addition, the Company has completed a purchase agreement with SUMCO that will govern the general contractual terms of all future SUMCO orders.
    This is the second i2000 implanter purchased by SUMCO, and the equipment sale is valued at approximately $7.0 million.
    Martin J. Reid, president and chief executive officer of Ibis Technology Corporation, said, "We are very pleased to have received this order from SUMCO for a second implanter. SUMCO's first i2000 implanter order was announced last January. Since that time, our engineers have worked very closely with the SUMCO engineers not only to complete the rigorous factory acceptance testing process, but to improve the quality and lower the cost of 300 mm SIMOX-SOI wafers processed through the implanter."
    Yoshiaki Shida, Managing Executive Officer for SUMCO, said, "We are pleased to report that demand for SIMOX-SOI wafers has grown substantially in recent months, exceeding our present capacity. Based on information from our customers, we expect to see this market growth continue with a significant ramp up in the demand for SIMOX-SOI wafers over the next several years.
    "In response to our customers' needs, we see the need for more i2000 implanters from Ibis Technology, and we are expecting delivery of this second implanter as soon as possible. With continued market acceptance and growth of SIMOX-SOI, additional orders for Ibis implanters in 2006 are possible.
    "We believe that the strategic collaboration between SUMCO and Ibis will lead to further improved quality and lower cost for SIMOX-SOI wafers, making SIMOX-SOI the high volume SOI solution for our customers."
    Reid noted that this is the third order Ibis has received from a wafer manufacturer for an i2000 implanter, the first having been placed last year by another customer. The Company's receipt of this follow-on i2000 implanter order from SUMCO reinforces its belief that wafer manufacturers will lead the adoption of the SIMOX-based SOI manufacturing process.
    Although no assurances can be given, and while the customer has the right to modify or cancel (in whole or in part) based on the current terms of the order, the Company expects to ship the system at the end of the first quarter of 2006 depending on customer acceptance of the tool at Ibis' facility. Revenue recognition will be based on final customer acceptance at the customer's facility, which is expected to occur at the end of the second, or early in the third quarter of next year. The timing of final acceptance and revenue recognition may vary depending on a number of factors, which include among other things tool performance at the customer site, and no guarantees can be given with respect to the future as to whether or when the Company will recognize revenue on this transaction.
    SUMCO's first i2000 implanter is currently going through final customer acceptance testing, which is expected to be completed by the end of this year or early next year. Revenue of approximately $6 million will be recognized upon completion of customer acceptance testing.
    The Ibis i2000 oxygen implanter was introduced in March 2002 as a third-generation implanter designed to be a high-throughput, high-volume production tool for manufacturing 300-millimeter SIMOX-SOI wafers. The i2000 implanter's flexibility, automation and operator-friendly controls allow this tool to produce a wide range of SIMOX-SOI wafer products.

    About SIMOX-SOI

    Silicon-on-Insulator (SOI) is a manufacturing technology where an insulating layer is created within a silicon wafer, isolating the top layer of silicon where the active transistors will be manufactured from the rest of the bulk silicon wafer. The buried oxide layer acts as a barrier that reduces electrical leakage from the transistors, resulting in semiconductor devices that are faster and more power efficient. These benefits make SOI a valuable technology for chipmakers producing IC's for high performance applications such as servers and workstations, portable and desktop computers, wireless communication devices, integrated optical components and automotive electronics.
    Separation-by-IMplantation-of-OXygen (SIMOX) refers to a technique used by Ibis for manufacturing SOI wafers where an oxygen implanter creates a very thin insulating layer within the wafer, just below a thin layer of silicon on the top of the wafer. The Company believes that, compared to competing technologies, the SIMOX process offers high quality SOI wafers at competitive costs in production quantities.

    About Ibis Technology

    Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, the Company maintains an additional office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' web site at www.ibis.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This release contains express or implied forward-looking statements regarding, among other things, (i) (from the Company and customer above) customer interest in and demand for, and market acceptance of, the Company's SIMOX-SOI technology, (ii) the Company's belief that wafer manufacturers will become the primary suppliers of SIMOX-SOI wafers to the chipmaking industry, (iii) the Company's ability to conduct its operations in a manner consistent with its current plan and existing capital resources or otherwise to obtain additional implanter orders or to secure financing to continue as a going concern (iv) the continuing qualification and acceptance of SIMOX technology by our customers and the device manufacturers, (v) the throughput and production capacity of the i2000 implanter for manufacturing 200- and 300-mm SIMOX-SOI wafers, (vi) the expected on-site acceptance of the i2000 implanter, (vii) the timing and likelihood of revenue recognition on orders for the Company's implanters, (viii) the Company's plan to focus on supplying implanters to wafer manufacturers, (ix) the Company's expectations regarding future orders for i2000 implanters, and (x) and the adoption rate of SOI technology. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, future continued migration to SOI technology and market acceptance of SIMOX, the level of demand for the company's products, the company's ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties, the Company's ability to protect its proprietary technology, the potential trends in the semiconductor industry generally, the ease with which an i2000 can be installed and qualified in fabrication facilities, the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification or cancellation, in whole or in part, the likelihood and timing of revenue recognition on such transactions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, general economic conditions, and other risks and uncertainties described in the Company's Securities and Exchange Commission filings from time to time, including but not limited to, the company's Annual Report on Form 10-K for the year ended December 31, 2004. All information set forth in this press release is as of October 26, 2005, and Ibis undertakes no duty to update this information unless required by law.


    CONTACT: Company Contact:
             Ibis Technology Corporation
             William J. Schmidt, 978-777-4247
             CFO & Treasurer
             or
             IR Agency Contact:
             Bill Monigle Associates
             Bill Monigle, 603-424-1184
             President